Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Long-Term Compensation Plan of Kohl’s Corporation of our report dated February 26, 2003, with respect to the consolidated financial statements and schedule of Kohl’s Corporation included in its Annual Report (Form 10-K) for the year ended February 1, 2003, filed with the Securities and Exchange Commission.

Ernst & Young LLP

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

May 13, 2003